Exhibit 99.1

For release:	On receipt November 3, 2016
Media contact:	Erica Jensen, 515-362-0049, jensen.erica@principal.com
Investor Relations contact:	John Egan, 515-235-9500, egan.john@principal.com

Principal Financial Group Announces Tender Offers for Outstanding Debt Securities

(Des Moines, Iowa) — Principal Financial Group, Inc. (NYSE: PFG) (the “Company” or “Principal”) today announced that it has commenced individual tender offers to purchase for cash the debt securities listed in the tables below (collectively, the “Securities” and each, a “series”).

Any and All of the Outstanding Securities Listed Below

Title of Security	CUSIP Number	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread (basis points)	Hypothetical Total Consideration (1)(2)
1.850% Senior Notes due 2017	74251VAG7	$300,000,000	0.875% UST due 11/15/17	FIT4	20 bps	$1,009.49
8.875% Senior Notes due 2019	74251VAD4	$350,000,000	0.875% UST due 5/15/19	FIT5	50 bps	$1,183.76

Up to $150,000,000 of the Outstanding 6.05% Senior Notes due 2036

Title of Security	CUSIP Number	Principal Amount Outstanding	Maximum Tender Amount	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread (basis points)	Early Tender Payment (1)(3)	Hypothetical Total Consideration (1)(2)(3)
6.05% Senior Notes due 2036	74251VAA0	$600,000,000	$150,000,000	2.500% UST due 5/15/46	FIT1	145 bps	$50	$1,279.83

(1)          Per $1,000 principal amount accepted for purchase.

(2)          Hypothetical Total Consideration (as defined below) is calculated on the basis of pricing for the applicable U.S. Treasury Reference Security as of 2:00 p.m., New York City time, on November 2, 2016. The actual Total Consideration payable pursuant to each tender offer will be calculated and determined as set forth in the offer to purchase referenced below.

(3)          The 6.05% Total Consideration (as defined below) for 6.05% Notes validly tendered prior to or at the Early Tender Date (as defined below) and accepted for purchase is calculated using the applicable Fixed Spread (as defined below) and is inclusive of the Early Tender Payment (as defined below).

The tender offers consist of offers on the terms and conditions set forth in the offer to purchase, dated November 3, 2016, and the related letter of transmittal and notice of guaranteed delivery, if applicable (as they may each be amended or supplemented from time to time, the “Tender Offer Documents”), including the offer to purchase for cash (i) any and all of the Company’s 1.850% Senior Notes due 2017 (the “1.850% Notes”) and the Company’s 8.875% Senior Notes due 2019 (the “8.875% Notes”) (together, the “Any and All Tender Offers”), each listed in the first table above and (ii) up to $150,000,000  aggregate principal amount (the “Maximum Tender Amount”) of the Company’s 6.05% Senior Notes due 2036 (the “6.05% Notes”)  listed in the second table above (the “6.05% Tender Offer”). The Company refers investors to the Tender Offer Documents for the complete terms and conditions of the Any and All Tender Offers and the 6.05% Tender Offer.

The Any and All Tender Offers will expire at 5:00 p.m., New York City time, on November 9, 2016, unless extended or earlier terminated (such time and date, as the same may be extended with respect to the 1.850% Notes or the 8.875% Notes, the “Any and All Tender Expiration Date”). Holders of the 1.850% Notes and the 8.875% Notes must validly tender and not validly withdraw their 1.850% Notes or 8.875% Notes prior to or at the applicable Any and All Tender Expiration Date to be eligible to receive the applicable Total Consideration.

The 6.05% Tender Offer will expire at 12:00 midnight, New York City time, on December 2, 2016, unless extended or earlier terminated (such date and time, as the same may be extended, the “6.05% Tender Expiration Date”). Holders of 6.05% Notes must validly tender and not validly withdraw their 6.05% Notes prior to or at 5:00 p.m., New York City time, on November 17, 2016, unless extended or earlier terminated (such date and time, as the same may be extended, the “Early Tender Date”) to be eligible to receive the Total Consideration (the “6.05% Total Consideration”), which is inclusive of an amount in cash equal to the amount set forth in the second table above under the heading “Early Tender Payment” (the “Early Tender Payment”). Holders of 6.05% Notes who validly tender, and do not validly withdraw, their 6.05% Notes after the Early Tender Date but prior to or at the 6.05% Tender Expiration Date will be eligible to receive an amount equal to the 6.05% Total Consideration minus the Early Tender Payment. The Early Tender Payment is not applicable to the Any and All Tender Offers.

On each of the 6.05% Tender Early Settlement Date (as defined below) and the 6.05% Tender Final Settlement Date (as defined below), if the aggregate principal amount of the 6.05% Notes validly tendered, and not validly withdrawn, exceeds the Maximum Tender Amount, acceptance of the 6.05% Notes will be subject to proration and prioritization as described in the Tender Offer Documents. All 6.05% Notes validly tendered, and not validly withdrawn, prior to or at the Early Tender Date will have priority over any 6.05% Notes validly tendered after the Early Tender Date. If the 6.05% Notes validly tendered, and not validly withdrawn, prior to or at the Early Tender Date constitute an aggregate principal amount that, if accepted by the Company, would exceed the Maximum Tender Amount, the Company will not accept any 6.05% Notes tendered after the Early Tender Date, unless the Company increases the Maximum Tender Amount. Subject to applicable law, the Company may increase the Maximum Tender Amount in its sole discretion. Any increase in the Maximum Tender Amount may be by as much as $150,000,000 in aggregate principal amount.

The 1.850% Notes and the 8.875% Notes may be validly withdrawn at any time prior to or at 5:00 p.m., New York City time, on November 9, 2016, unless such date and time is extended or earlier terminated by the Company, but not thereafter.  6.05% Notes may be validly withdrawn at any time prior to or at 5:00 p.m., New York City time, on November 17, 2016, unless such date and time is extended or earlier terminated by the Company, but not thereafter.

The “Total Consideration” for each $1,000 principal amount of each series of Securities validly tendered and accepted for purchase pursuant to the applicable tender offer will be determined in the manner described in the Tender Offer Documents by reference to the applicable fixed spread for such Securities (the “Fixed Spread”) specified in the tables above plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the tables above at 2:00 p.m., New York City time, on November 9, 2016, in the case of the Any and All Tender Offers, and at 2:00 p.m., New York City time, on November 17, 2016, in the case of the 6.05% Tender Offer, in each case unless extended or earlier terminated.

Holders of Securities will also receive accrued and unpaid interest on Securities validly tendered and accepted for purchase from the applicable last interest payment date up to, but not including, the applicable Settlement Date (as defined below), which are anticipated to be (i) November 10, 2016 (the “Any and All Settlement Date”), in the case of the Any and All Tender Offers, (ii) November 18, 2016 (the “6.05% Tender Early Settlement Date”), in the case of the 6.05% Notes validly tendered prior to or at the Early Tender Date and accepted for purchase pursuant to the 6.05% Tender Offer, and (iii) December 5, 2016 (the “6.05% Tender Final

Settlement Date” and together with the Any and All Settlement Date and the 6.05% Tender Early Settlement Date, the “Settlement Dates”), in the case of the 6.05% Notes validly tendered after the Early Tender Date and accepted for purchase pursuant to the 6.05% Tender Offer. For the avoidance of doubt, the Company intends to make payment on the 1.850% Notes and the 8.875% Notes validly tendered by the guaranteed delivery procedures on November 15, 2016, but interest will cease to accrue on the Any and All Settlement Date for all 1.850% Notes and 8.875% Notes accepted in the Any and All Tender Offers, including those tendered by the guaranteed delivery procedures. The guaranteed delivery procedures do not apply to the 6.05% Tender Offer.

The Company intends to redeem, as soon as practicable after the Any and All Settlement Date, in accordance with their respective terms, any 1.850% Notes and any 8.875% Notes that are not validly tendered and accepted for purchase in the applicable Any and All Tender Offer. The Company is not obligated to redeem the 1.850% Notes and the 8.875% Notes that are not validly tendered and accepted for purchase in the Any and All Tender Offers, and there can be no assurance it will do so. The statements of intent herein shall not constitute a notice of redemption under the applicable indenture with respect to the 1.850% Notes and the 8.875% Notes. Any such notice, if made, will only be made in accordance with the terms of the applicable Securities.

The tender offers are subject to the satisfaction or waiver of certain conditions, including, with respect to the Any and All Tender Offers, a financing condition, specified in the Tender Offer Documents, but the tender offers are not subject to minimum tender conditions.

Information Relating to the Tender Offers

The Tender Offer Documents for all of the Securities are being distributed to holders beginning today. Credit Suisse Securities (USA) LLC, Barclays Capital Inc. and Citigroup Global Markets Inc. are the dealer managers for the tender offers. Investors with questions regarding the tender offers may contact Credit Suisse Securities (USA) LLC at (800) 820-1653 (toll free) or (212) 538-2147 (collect), Barclays Capital Inc. at (800) 438-3242 (toll free) or (212) 528-7851 (collect) or Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect). D.F. King & Co., Inc. is the tender and information agent for the tender offers and can be contacted at (800) 659-6590 (toll free) (bankers and brokers can call collect at (212) 269-5550).

None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any series of Securities is making any recommendation as to whether holders should tender any Securities in response to any of the tender offers, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Securities, and, if so, the principal amount of Securities to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Securities and the tender offers do not constitute offers to buy or the solicitation of offers to sell Securities in any jurisdiction or in any circumstances in which such offers or solicitations are unlawful. The full details of the tender offers, including complete instructions on how to tender Securities, are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials incorporated by reference therein, because they contain important information. The Tender Offer Documents may be downloaded from D.F. King & Co., Inc.’s website at www.dfking.com/pfg or obtained from D.F. King & Co., Inc., free of charge, by calling toll free at (800) 659-6590 (bankers and brokers can call collect at (212) 269-5550).

Forward looking and cautionary statements

Certain statements made by the Company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to management’s beliefs, expectations, goals and opinions. The Company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the Company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2015, and in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2016, filed by the Company with the U.S. Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings.

About the Principal Financial Group

Principal helps people and companies around the world build, protect and advance their financial well-being through retirement, insurance and asset management solutions that fit their lives. Principal’s employees are passionate about helping clients of all income and portfolio sizes achieve their goals — offering innovative ideas, investment expertise and real-life solutions to make financial progress possible. To find out more, visit us at principal.com.

# # #